Exhibit 32
Certification of Periodic Financial
Report Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, William R. Jackson, Rockford’s President, and Richard G. Vasek, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, that:
•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

/s/ William R. Jackson
William R. Jackson
President

Date: March 26, 2007

/s/ Richard G. Vasek
Richard G. Vasek
Chief Financial Officer

Date: March 26, 2007